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                                                                    EXHIBIT 11.1


                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                     THREE MONTHS ENDED
                                                          MARCH 31,
                                             ----------------------------------
                                                     1998            1997
                                             ----------------    ---------------
                                             (IN THOUSANDS, EXCEPT FOR PER SHARE
                                                            DATA)

Basic:
    Net income applicable to common stock           $ 6,119          $ 4,308
                                                    =======          =======
    Weighted average number of common
      shares outstanding                             15,159           14,887
                                                    =======          =======

     Basic net income per share                     $  0.40          $  0.29
                                                    =======          =======

Diluted:
    Net income applicable to common stock           $ 6,119          $ 4,308
                                                    =======          =======
    Weighted average number of common
      shares outstanding                             15,159           14,887

    Weighted average number of dilutive common
      stock equivalents                                 682              657
                                                    -------          -------

    Weighted average number of common
      and common equivalent shares outstanding       15,841           15,544
                                                    =======          =======

     Diluted net income per share                   $   .39          $   .28
                                                    =======          =======

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                                      11.1